UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 3, 2011
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870299034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6425 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1X9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure - News Release

IntelGenx Corp. (“IntelGenx”) today announced that the United States District Court of Delaware has dismissed the lawsuit against IntelGenx that was initiated by Biovail Laboratories International SLR (“Biovail”) in August 2009.

The dismissal of the litigation follows IntelGenx’ previous announcement on January 4th, 2011 that the court had ruled in favor of IntelGenx regarding claim construction for the two patent terms at issue in the patent infringement action brought forward by Biovail under the Drug Price Competition and Patent Term Restoration Act (“Hatch-Waxman Act”). The ruling arose from a special proceeding required under U.S. patent law called a “Markman Hearing” where both sides presented to the court their arguments on how they believed the patent terms at issue should be interpreted. Subsequent to the ruling on the Markman Hearing, Biovail agreed to dismissal of the action.

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: February 3, 2011	By: /s/ Horst Zerbe
Horst G.Zerbe
President and Chief Executive Officer